    EXHIBIT 11.1

                       ALL COMMUNICATIONS CORPORATION
              SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                                                                   Nine Months Ended
                                                          Year Ended December 31,                     September 30,
                                                 -----------------------------------------    ---------------------------
                                                     1996           1997           1998           1998           1999
                                                 ------------   ------------   ------------   ------------   ------------
           PRIMARY

Net income (loss) for primary income per
common share                                     $     51,603   $  (892,325)   $  (777,341)   $  (676,800)   $  366,177
                                                 ------------   -----------    -----------    -----------    ----------

Weighted average number of shares used in
calculation of primary income per share             1,977,518     4,200,888      4,910,000      4,910,000     4,910,000
                                                 ------------   -----------    -----------    -----------    ----------

Primary income per common share                  $        .03   $      (.21)   $      (.16)   $      (.14)   $      .07
                                                 ------------   -----------    -----------    -----------    ----------

         FULLY DILUTED

Net income for fully diluted net income per
share                                            $     51,603   $  (892,325)   $  (777,341)   $  (676,800)   $  366,177
                                                 ------------   -----------    -----------    -----------    ----------

Weighted average number of share used in
calculating primary income per common share         1,977,518     4,200,888      4,910,000      4,910,000     4,910,000

Add (deduct) incremental shares representing:

Shares issuable upon exercise of stock options
based on year-end market price                              -             -              -              -       861,478
                                                 ------------   -----------    -----------    -----------    ----------

Weighted average number of shares used in
calculation of fully diluted income per share       1,977,518     4,200,888      4,910,000      4,910,000     5,771,478
                                                 ------------   -----------    -----------    -----------    ----------

Fully diluted income per common share            $        .03   $      (.21)   $      (.16)   $      (.14)   $      .06
                                                 ------------   -----------    -----------    -----------    ----------
